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                                                                   EXHIBIT 15





 Securities and Exchange Commission
 450 Fifth Street, Northwest
 Washington, D.C.  20549
 Attention:  Document Control

 RE:    The Southland Corporation Form 10-Q

 We are aware that our report dated October 31, 1994 on our review of the condensed consolidated balance sheet of The Southland Corporation and Subsidiaries as of September 30, 1994, the related condensed consolidated statements of operations for the three-month and nine-month periods ended September 30, 1994 and 1993, and the condensed consolidated statements of cash flows for the nine-month periods ended September 30, 1994 and 1993, included in this Form 10-Q, is incorporated by reference in the following registration statements:

                                                             REGISTRATION NO.
                                                             ----------------

    On Form S-8 for:

        Post-Effective Amendment No. 3 to                        33-23312
         The Southland Corporation Equity Participation Plan

        Post-Effective Amendment No. 1 to                        33-25327
           The Southland Corporation Grant Stock Plan

 Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




 COOPERS & LYBRAND L.L.P.



 Dallas, Texas
 October 31, 1994









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